UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

5/3/2006

Date of Report (Date of earliest event reported)

SAFECO CORPORATION

(Exact name of registrant as specified in Charter)

WASHINGTON	1-6563	91-0742146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Safeco Plaza, Seattle, Washington	98185
(Address of principal executive officers)	(Zip Code)

(206) 545-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 3, 2006, Safeco announced its board of directors approved an increase to the company’s quarterly dividend. The board declared a regular quarterly dividend of $0.30 per share, payable on July 24, 2006 to shareholders of record as of July 7, 2006.

Safeco also announced it has received board approval to enter into a Rule 10b5-1 trading plan authorizing the company to purchase up to $200 million of its outstanding common stock. When executed, this plan will allow Safeco to repurchase shares during periods when the company would normally not be active in the market because of its own internal trading windows.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1 Press release “Safeco Increases Dividend by 20 Percent” dated May 3, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SAFECO CORPORATION Registrant

Dated: May 4, 2006	/s/ Charles F. Horne, Jr.
Charles F. Horne, Jr. Senior Vice President and Controller